UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) of the SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  September 9, 2003

PARLUX FRAGRANCES, INC.

(Exact name of registrant as specified in its charter)

DELAWARE

(State or other jurisdiction of incorporation)

0-15491                                   22-2562955

(Commission File Number)              (IRS Employer Identification No.)

3725 S.W. 30th Avenue, Fort Lauderdale, Florida 33312

(Address of principal executive offices) (Zip Code)

(Registrant's telephone Number, including area code): 954-316-9008

ITEM 5.  OTHER EVENTS AND REQUIRED FD DISCLOSURE.

On September 9, 2003, Parlux Fragrances, Inc. entered into an agreement with Five Star Fragrance Company, Inc. to market and distribute Royal Copenhagen fragrance products to the U.S. department store market.  The term of the agreement is for three years, with an option to renew for one additional year.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARLUX FRAGRANCES, INC.

Date:  September 12, 2003

/s/ FRANK A. BUTTACAVOLI

Frank A. Buttacavoli,

Executive Vice President,

Chief Operating Officer,

Chief Financial Officer and Director